Exhibit 99.1

Eyenovia Completes Patient Enrollment in MicroStat MIST-1 Study and Enrolls First Patient in MIST-2 Study

Topline results for the Phase III MicroStat Program for pharmacologic mydriasis expected H1 2019

New York, NY – December 3, 2018 – Eyenovia, Inc. (NASDAQ: EYEN) today announced that it has completed patient enrollment in its Phase III MIST-1 study and enrolled the first patient in its second Phase III study, the MIST-2 trial, for the Company’s Phase III MicroStat program for pharmacologic mydriasis, or dilation of the pupil for an eye exam.

Dr. Sean Ianchulev, Eyenovia’s Chief Executive Officer and Chief Medical Officer commented, “We are pleased to have swiftly completed enrollment in the Phase III MIST-1 study, our first pivotal trial of MicroStat for pharmacologic mydriasis, in line with our recruitment expectations. In rapid succession we have also enrolled the first patient in MIST-2, the second pivotal trial in the MicroStat program. Pharmacologic mydriasis is an important part of an estimated 80 million office-based comprehensive and diabetic eye exams performed each year in the United States and remains essential for the standard dilated retinal fundoscopic examination. We are confident that our micro-dosed fixed-combination of phenylephrine and tropicamide holds the potential to initiate a pivotal shift in how drugs are delivered to the eye and we look forward to announcing topline results from both trials in the first half of 2019.”

The MIST studies will investigate the safety and efficacy of the Company’s first-in-class fixed-combination phenylephrine 2.5% - tropicamide 1% ophthalmic solution, administered as a micro-dose using the Optejet™ dispenser.

The two Phase III trials are randomized, double-blind, multicenter-superiority studies, which will each enroll approximately 65 participants in the United States. In the MIST-1 study, both eyes of the participants will be treated on separate days with Eyenovia’s proprietary fixed combination mydriatic solution and each of the component solutions. In the MIST-2 study, participants will receive Eyenovia’s fixed combination mydriatic solution and a placebo on separate days. All treatments will be administered using the Optejet dispenser. The primary endpoint for both studies is the mean change in baseline pupil diameter at 35 minutes after administration of study treatment.

About Eyenovia

Eyenovia, Inc. (NASDAQ: EYEN) is a specialty biopharmaceutical company building a portfolio of next generation topical eye treatments based on its proprietary delivery and formulation platform for microdosing. Eyenovia’s pipeline is currently focused on the late-stage development of microdosed medications for myopia progression, glaucoma, mydriasis and other eye diseases.

Forward Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: risks involved in clinical trials, including, but not limited to, the initiation, timing, progress and results of such trials; the timing and our ability to submit applications for, obtain and maintain regulatory approvals for, our product candidates; our ability to develop and implement commercialization, marketing and manufacturing capabilities and strategies; the potential advantages of our product candidates; the rate and degree of market acceptance and clinical utility of our product candidates; our estimates regarding the potential market opportunity for our product candidates; intellectual property risks; the impact of government laws and regulations; and our competitive position. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Caution: New Drug―Limited by Federal (United States) law to investigational use.

Company Contact:

Eyenovia, Inc.

John Gandolfo

Chief Financial Officer

jgandolfo@eyenoviabio.com

Investor Contact:

Tram Bui / Alexander Lobo

The Ruth Group

Phone: 646-536-7035/7037

tbui@theruthgroup.com / alobo@theruthgroup.com

Media Contact:

The Ruth Group

Kirsten Thomas

508-280-6592

kthomas@theruthgroup.com